UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2017

SoOum Corp.
(Name of small business in its charter)

Minnesota	000-7475	41-0831186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
590 Madison Avenue Suite 1800 New York, NY 10022
(Address of principal executive offices)

(480) 287-6675
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

1.01 – Entry into a Material Definitive Agreement

See discussion under Item 2.01 belo

2.01 – Completion of Acquisition or Disposition of Assets

On July 28, 2017, the Company signed a Separation Agreement (the “Agreement”) with Ms. Joy Gillespie pursuant to which Ms. Gillespie exchanged her 445,000,000 shares of common stock of SoOum Corp. for 100% of the ownership interests of Western Grade, LLC (“WG”), which were owned by SoOum Corp.  In effect, this transaction reverses the prior acquisition of Western Grade by SoOum Corp., which occurred on October 06, 2016.  The Separation Agreement entered between the parties contains other terms common to a transaction of this nature.  Accordingly, the Company's financial statements will not include the operations of WG from effective date.

Due to the Agreement, the Company will no longer report WG as the Company's "Predecessor" and all historical financial information of the Company will be that of SoOum Corporation.  WG was only consolidated with SoOum Corporation's financial statements for the period from October 6, 2017 (date of acquisition) through December 31, 2016.   The Proforma financial information included in Item 9.01 below discloses the effects as if the acquisition of WG was not included in the consolidated financial statements for the year ended December 31, 2015, nine months ended September 30, 2016 and three months ended December 31, 2016

9.01 Financial Statements and Exhibits.

-Separation Agreement-

Pro Forma Financial Statements
Year Ended December 31, 2015 (Unaudited)

As noted in the Company's Form 10-K, WG was reported in the Company's financial statements as the "Predecessor" entity. In accordance with such accounting treatment, WG represented all historical operations prior to the acquisition in October 2016. Accordingly, the purpose of the following proforma financial statements is to remove WG's financial information and add the historical financial information of SoOum Corp. and to disclose the effect of the Agreement as if WG was not treated as the Predecessor.

	As Reported	Less: WG	Add: SoOum	ProForma
Current Assets	1,040,911	1,040,911	41	41
Total Assets	1,737,167	1,737,167	338	338
Current Liabilities	1,673,697	1,673,697
Total Liabilities	1,957,357	1,957,357	7,572,955	7,572,955
Total Equity (Deficit)	(220,190)	(220,190)	(7,572,617)	(7,572,617)

Total Revenues	4,905,004	4,905,004	46,842	46,842
Total Expenses	5,335,805	5,335,805	(10,760,609)	(10,760,609)
Net Loss	(430,801)	(430,801)	10,807,451	10,807,451

Loss Per Share			0.98	0.98
Weighted Average Shares			10,983,378	10,983,378

Nine Months Ended September 30, 2016 (Unaudited)

As noted in the Company's Form 10-K, WG was reported in the Company's financial statements as the "Predecessor" entity. In accordance with such accounting treatment, WG represented all historical operations prior to the acquisition in October 2016. Accordingly, the purpose of the following proforma financial statements is to remove WG's financial information and add the historical financial information of SoOum Corp. and to disclose the effect of the Agreement as if WG was not treated as the Predecessor.

	As Reported	Less: WG	Add: SoOum	ProForma
Current Assets	521,631	521,631	7,102	7,102
Total Assets	962,856	962,856	17,102	17,102
Current Liabilities	1,543,695	1,543,695	8,328,087	8,328,087
Total Liabilities	1,869,703	1,869,703	8,328,087	8,328,087
Total Equity (Deficit)	(906,847)	(906,847)	(8,310,985)	(8,310,985)

Total Revenues	2,399,280	2,399,280	3,756	3,756
Total Expenses	3,068,530	3,068,530	4,902,627	4,902,627
Net Loss	(669,250)	(669,250)	(4,898,871)	(4,898,871)

Loss Per Share			(0.07)	(0.07)
Weighted Average Shares			66,367,786	66,367,786

Three Months Ended December 31, 2016 (Unaudited)

As noted in the Company's Form 10-K, the operations of WG were reported in the Company's consolidated financial statements since the date of acquisition, in October 2016. Accordingly, the purpose of the following proforma financial statements is to remove WG's operations to disclose the effect of the Agreement as if WG was never acquired.

	As Reported	Less: WG	ProForma
Current Assets	391,658	391,566	92
Total Assets	3,846,445	3,846,353	92
Current Liabilities	9,867,116	1,652,316	8,214,800
Total Liabilities	9,945,924	1,733,124	8,214,800
Total Equity (Deficit)	(6,099,479)	2,113,229	(8,214,708)

Total Revenues	638,660	638,576	84
Total Expenses	985,517	695,922	289,595
Net Loss	(346,857)	(57,346)	(289,511)

Loss Per Share	-	-	-
Weighted Average Shares	874,719,839	377,282,609	497,437,230

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly autho

SOOUM CORP.

Dated: August 04, 2017	By:	/s/ William Westbrook William Westbrook
	Title:	President